As filed with the Securities and Exchange Commission on March 29, 2004.
                         Registration Statement No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                Bexil Corporation
             (Exact name of registrant as specified in its charter)

                      Maryland                                13-3907058
           (State or other jurisdiction of                 (I.R.S. Employer
           incorporation or organization)               Identification Number)

          11 Hanover Square
         New York, New York                                 10005
        (Address of Principal                             (Zip Code)
         Executive Offices)

                                Bexil Corporation
                        2004 Incentive Compensation Plan
                            (Full title of the plan)

                                THOMAS B. WINMILL
                                    PRESIDENT
                                Bexil Corporation
                                11 Hanover Square
                            New York, New York 10005
                     (Name and address of agent for service)

                                 (212) 785-0400
          (Telephone number, including area code, of agent for service)


                                            CALCULATION OF REGISTRATION FEE
 ================================ ================= ===================== ===================== =====================
                                       Amount         Proposed maximum      Proposed maximum         Amount of
       Title of Securities             to be           offering price          aggregate            registration
        to be registered           registered(1)        per share(2)       offering price(2)            fee
 -------------------------------- ----------------- --------------------- --------------------- ---------------------
 Common Stock, par value $.01
 per share                         175,918 shares          $20.93            $3,681,963.74            $466.51
 ================================ ================= ===================== ===================== =====================

(1) The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this registration statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Registrant's Common Stock as may become issuable as a result of any stock splits, stock dividends or similar events.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low trading prices of the Common Stock as reported on the American Stock Exchange on March 22, 2004 of $20.93.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which are on file (File No. 811-07833) with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference and made a part hereof:

     (a) Annual Report on Form N-CSR of Bexil Corporation ("Bexil") for the year ended December 31, 2003;

     (b)  Bexil's Current Report on Form 8-K dated March 1, 2004; and

     (c) The description of Bexil's Common Stock, par value $.01 per share which is incorporated in Bexil's Registration Statement on Form 10 (File No. 001-12233) filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by reference to Bexil's Statement on Form N-2 (File No. 811-07833) as filed with the SEC on September 26, 1996, at Item 10.

     All documents subsequently filed by Bexil pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities.

     This Item is not applicable.

Item 5.  Interests of Named Experts and Counsel.

     This Item is not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The

Articles of Incorporation of Bexil, as amended (the "Charter") contains such a provision which eliminates such liability to the maximum extent permitted by applicable law.

     The Charter obligates Bexil, to the maximum extent permitted by applicable law, to indemnify and advance expenses to (a) any present or past director, officer, employee or agent and (b) any person who, at the request of Bexil, serves or has served as a director, officer, employee or agent in similar capacities for other entities. The By-laws of Bexil (the "Bylaws") obligate it, to the maximum extent permitted by applicable law, including the MGCL, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director, officer, employee or agent who is made a party, or threatened to be made a party, to a proceeding by reason of his or her service in that capacity or (b) any person who, at the request of Bexil, serves or has served another corporation, partnership, joint venture, trust or any other enterprise as a director, officer, employee, partner, trustee or agent of such corporation, partnership, joint venture, trust or other enterprise and who is made a party, or threatened to be made a party, to the proceeding by reason of his or her service in that capacity. The Bylaws also provide that Bexil shall not indemnify a person for any liability arising by reason of that person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or any contract or agreement with Bexil ("disabling conduct"). The Bylaws establish procedures for determining whether disabling conduct has occurred.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Bexil's directors and officers are insured against certain liabilities for actions taken in such capacities prior to January 6, 2004 while Bexil was an investment company under the Investment Company Act of 1940, as amended, including with respect to claims made after Bexil deregistered on January 6, 2004 as an investment company for actions taken prior to that date.

Item 7.  Exemption from Registration Claimed.

     This Item is not applicable.

Item 8.  Exhibits.

     4-a-1 -- Articles of Incorporation (the "Charter") of Bexil filed as Exhibit A to Bexil's Registration Statement on Form N-2 (Registration No. 811-07833) ("Form N-2"), are hereby incorporated by reference.

     4-a-2 -- Articles of Amendment to the Charter filed as Exhibit A to Bexil's Post-Effective Amendment to Form N-2, are hereby incorporated by reference.

     4-a-3 --  Articles of Amendment to the Charter.

     4-b   --   By-laws of Bexil.

     4-c-1 -- Bexil's 2004 Incentive Compensation Plan effective as of March 24, 2004, included as Appendix A to Bexil's Proxy Statement for its 2004 Special Meeting of Stockholders, is hereby incorporated by reference.

     4-c-2 -- Forms of Stock Option Agreements under Bexil's 2004 Incentive Compensation Plan.

     5     --  Opinion of Venable LLP as to the legality of any newly issued shares of Common Stock of Bexil covered by this registration statement.

     23-a  --  Consent of Tait, Weller & Baker, independent public accountants.

     23-b  --  Consent of Chadbourne & Parke LLP.

     23-c  --  Consent of Venable LLP, contained in its opinion filed as Exhibit
               5 to this registration statement.

     24    --  Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Bexil.

Item 9.  Undertakings.

A. Bexil hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by Bexil pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of Bexil's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Bexil pursuant to the foregoing provisions, or otherwise, Bexil has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Bexil of expenses incurred or paid by a director, officer or controlling person of Bexil in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Bexil will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of March, 2004.

                                            BEXIL CORPORATION

                                            By  /s/ THOMAS B. WINMILL
                                                --------------------------------
                                                (Thomas B. Winmill, President)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 29th day of March, 2004 by the following persons in the capacities indicated:

                  Signature                 Title
                  ---------                 -----
         RUSSELL E. BURKE III*              Director
         PETER M. KUHLMANN*                 Director
         FREDERICK A. PARKER, JR.*          Director
         BASSETT S. WINMILL*                Director
         MARK C. WINMILL*                   Director

         /s/ THOMAS B. WINMILL              Director and President
         --------------------------------   (principal executive officer
         Thomas B. Winmill
         DOUGLAS WU*                        Director
         WILLIAM G. VOHRER*                 Treasurer (principal financial and
                                            accounting officer)



*  By      /s/ THOMAS B. WINMILL
         --------------------------------------------------
         (Thomas B. Winmill, Attorney-in-fact)**

** By authority of the powers of attorney filed herewith.

                                  EXHIBIT INDEX

      Exhibit                                                               Page
      Number
       4-a-1 Articles of Incorporation (the "Charter") of Bexil filed as Exhibit A to Bexil's Registration Statement on Form N-2 (Registration No. 811-07833) ("Form N-2"), are hereby incorporated by reference.

       4-a-2 Articles of Amendment to the Charter filed as Exhibit A to Bexil's Post-Effective Amendment to Form N-2, are hereby incorporated by reference.

       4-a-3         Articles of Amendment to the Charter.

       4-b           By-laws of Bexil.

       4-c-1 Bexil's 2004 Incentive Compensation Plan effective as of March 24, 2004, included as Appendix A to Bexil's Proxy Statement for its 2004 Special Meeting of Stockholders, is hereby incorporated by reference.

       4-c-2 Forms of Stock Option Agreements under Bexil's 2004 Incentive Compensation Plan.

       5 Opinion of Venable LLP as to the legality of any newly issued shares of Common Stock of Bexil covered by this registration statement.

       23-a Consent of Tait, Weller & Baker, independent public accountants.

       23-b          Consent of Chadbourne & Parke LLP.

       23-c          Consent of Venable LLP, contained in its opinion filed as
                     Exhibit 5 to this registration statement.

       24 Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Bexil.